Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Duke Capital Note-Backed Series 2003-3
*CUSIP:  21988G312    Class   A-1
         21988GCF1    Class   A-2

In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending August 15, 2005.

INTEREST ACCOUNT
----------------


Balance as of     February 15, 2005.....                                   $0.00
         Scheduled Income received on securities.....              $1,465,931.25
         Unscheduled Income received on securities.....                    $0.00

LESS:
         Distribution to Class A-1 Holders.....                   -$1,465,931.25
         Distribution to Class A-2 Holders.....                           -$0.00
         Distribution to Depositor.....                                   -$0.00
         Distribution to Trustee.....                                     -$0.00
Balance as of     August 15, 2005.....                                     $0.00


PRINCIPAL ACCOUNT
-----------------


Balance as of     February 15, 2005.....                                   $0.00
         Scheduled Principal received on securities.....                   $0.00

LESS:
         Distribution to Holders.....                                     -$0.00
Balance as of     August 15, 2005.....                                     $0.00


               UNDERLYING SECURITIES HELD AS OF     August 15, 2005


            Principal
              Amount                              Title of Security
           -----------     -----------------------------------------------
           $43,435,000     Duke Capital Corporation 6 3/4% Senior Notes due
                           February 15, 2032
                           *CUSIP:  26439RAK2

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.